EXHIBIT 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in this Registration Statement on Form 1-A POS of our report dated April 30, 2018 with respect to the audited consolidated financial statements of Generation Income Properties, Inc for the years ended December 31, 2017 and 2016.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/  MaloneBailey LLP

www.malonebailey.com

Houston, Texas

May 3, 2018